UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2024

INSEEGO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9710 Scranton Road, Suite 200

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 812-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

The information in “Item 2.02 Results of Operations and Financial Condition” of this Current Report on Form 8-K and in Exhibit 99.1, attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may be incorporated by reference in a filing under the Exchange Act or the Securities Act of 1933, as amended, only if such subsequent filing specifically references such disclosure in this Form 8-K.

On August 7, 2024, Inseego Corp. (the “Company”) issued a press release containing preliminary financial results for the quarter ended June 30, 2024.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 2, 2024, the Company entered into a binding exchange term sheet (the “Exchange Term Sheet”) with a holder of $5 million in principal amount of the Company’s outstanding 3.25% convertible notes due 2025 (the “2025 Notes”). Pursuant to the Exchange Term Sheet, the holder agreed to exchange the 2025 Convertible Notes that it currently holds for (i) $4.25 million in principal amount of new long-term senior secured notes (the “New Notes”), and (ii) warrants (the “Exchange Warrants”) to purchase an aggregate of 180,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The New Notes and the Exchange Warrants to be issued pursuant to the Exchange Term Sheet will be the same as the new long-term senior secured notes and warrants, respectively, to be issued pursuant to the separate binding exchange term sheets previously entered into between the Company and certain other holders of 2025 Convertible Notes, as described in the current report filed by the Company on July 1, 2024, except that the exercise price of the Exchange Warrants will be $11.27. The Exchange Term Sheet expires on December 31, 2024, and it is anticipated that the transactions contemplated by the Exchange Term Sheet will be consummated by that time.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 of this current report regarding the Exchange Warrants is incorporated by reference into this Item 3.02. In addition, on August 2, 2024, the Company entered into a repurchase agreement with two holders (the “Holders”) of $1.46 million in aggregate principal amount of 2025 Convertible Notes, pursuant to which they agreed to repurchase the Holders’ 2025 Convertible Notes (including accrued interest thereon) in exchange for (i) an aggregate of 137,533 shares (the “Shares”) of Common Stock and (ii) warrants (the “Warrants”) to purchase an aggregate of 88,533 shares of Common Stock.

Effective as of August 2, 2024, the Company and the Holders consummated the repurchase of the Holders’ 2025 Convertible Notes, and the Company issued the Shares and the Warrants to the Holders. The Warrants have an exercise price of $11.03 per share of Common Stock, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, will expire four years from the date of issuance, are exercisable on a cash basis and are otherwise in substantially the same form as the warrants issued by the Company to certain of its lenders, as summarized and filed as an exhibit to the current report on Form 8-K filed by the Company on July 1, 2024. The Company granted the Holder customary registration rights with respect to the Shares and the shares of Common Stock issuable upon exercise of the Warrants.

The Shares, the Warrants and the Exchange Warrants have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and were offered in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder and, as applicable, corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. Each recipient represented and warranted to the Company that it is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are filed with this report:

99.1	Press release, dated August 7, 2024, containing Inseego Corp. preliminary financial results for the quarter ended June 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2024

Inseego Corp.

By:	/s/ Steven Gatoff
Steven Gatoff
Chief Financial Officer

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